Exhibit 99.1

Sirtris Pharmaceuticals Announces the Appointment of Paul A. Friedman, M.D.,
President and CEO of Incyte Corporation, to its Board of Directors

CAMBRIDGE, Mass.—(BUSINESS WIRE)—March 25, 2008—Sirtris Pharmaceuticals, Inc. (NASDAQ: SIRT), a biopharmaceutical company focused on discovering and developing small molecule drugs to treat diseases of aging such as Type 2 Diabetes, announced today that Paul A. Friedman, M.D., President and CEO of Incyte Corporation, has been appointed to its Board of Directors.

“Sirtris is very pleased to welcome Dr. Friedman to our Board of Directors. Paul brings with him extensive experience in drug development and pharmaceutical company management and will be a tremendous asset to our organization,” said Christoph Westphal, M.D., Ph.D., CEO and Vice Chair of Sirtris Pharmaceuticals, Inc.

“Sirtris’ mission is to develop new therapeutics for treating Type 2 Diabetes and other diseases of aging,” said Paul Friedman, M.D., President and CEO of Incyte Corporation.  “I am looking forward to joining the Sirtris Board and to actively contributing to its important mission.”

In 2001, Dr. Friedman became President and Chief Executive Officer of Incyte Corporation, a Wilmington, Delaware-based drug discovery and development company focused on developing proprietary small molecule drugs to treat serious unmet medical needs. Incyte’s pipeline includes multiple compounds in Phase II development for oncology, inflammation, diabetes and HIV.

Dr. Friedman served as President of Research and Development for the DuPontMerck Pharmaceutical Company from 1994 to 1998, and from 1998 to 2001, he was the president of DuPont Pharmaceuticals Research Laboratories, a wholly-owned subsidiary of the DuPont Company. From 1991 to 1994, Dr. Friedman served as Senior Vice President at Merck Research Laboratories. Prior to his work at Merck and DuPont, he was Associate Professor of Medicine and Pharmacology at Harvard Medical School.

Dr. Friedman is a diplomate of the American Board of Internal Medicine, a member of the American Society of Pharmacology and Experimental Therapeutics, a member of the American Society of Clinical Investigation and a member of the American Society of Biological Chemistry. Dr. Friedman received his A.B. in Biology from Princeton University and his M.D. from Harvard Medical School.

About Sirtris Pharmaceuticals

Sirtris Pharmaceuticals is a biopharmaceutical company focused on discovering and developing proprietary, orally available, small molecule drugs with the potential to treat diseases associated with aging, including metabolic diseases such as Type 2 Diabetes. Our drug candidates are designed to mimic certain beneficial health effects of calorie restriction, without requiring a change in eating habits, by activation of sirtuins, a recently discovered class of enzymes that the Company believes control the aging process. The Company’s headquarters are in Cambridge, Massachusetts.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, the potential therapeutic effects of SIRT1 activators for diseases of aging, such as Type 2 Diabetes and disorders, such as MELAS; the progress and results of pre-clinical and clinical studies of SIRT1 activators; and the potential of sirtuin modulators to receive regulatory approval. These forward-looking statements about future expectations, plans and prospects of Sirtris Pharmaceuticals involve significant risks, uncertainties and assumptions, including risks related to the lack of results that would provide a basis for predicting whether any of the Company’s product candidates will be safe or effective, or receive regulatory approval, the possibility that results of pre-clinical studies are not necessarily predictive of clinical trial results, the Company’s potential inability to initiate and complete pre-clinical studies and clinical trials for its product candidates, the fact that none of the Company’s product candidates has received regulatory approvals, the potential inability of the Company to gain market acceptance of the Company’s product candidates, and those other risks factors that can be found in the Company’s filings with the Securities and Exchange Commission. Actual results may differ materially from those Sirtris Pharmaceuticals contemplated by these forward-looking statements. Sirtris Pharmaceuticals does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this release.

CONTACT: Investor Contact:
Sirtris Pharmaceuticals, Inc.
Michelle Dipp, M.D., Ph.D., 617-252-6920
or
Media Contact:
Pure Communications
Sheryl Seapy, 949-608-0841

SOURCE: Sirtris Pharmaceuticals, Inc.